                                                                   EXHIBIT 10.13
                                                                   -------------

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


    Agreement made this 18th day of July, 1996 by and among FluoroScan Imaging Systems, Inc. (the "Company"), a Delaware corporation with its principal place of business in Northbrook, Illinois, Hologic, Inc. ("Hologic"), a Delaware corporation with its principal place of business in Waltham, Massachusetts, and Larry S. Grossman (the "Employee"), of Deerfield, Illinois. The Company and Hologic are collectively referred to herein as the "Employers."

    WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof, Hologic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hologic, will merge with and into the Company and the Company will become a wholly-owned subsidiary of Hologic (the "Merger"); and

    WHEREAS, Employee is a stockholder, executive officer and director of the Company and wishes to continue to serve as an executive officer and director of the Company; and

    WHEREAS, Employee's employment with the Company is governed by an Employment Agreement between him and the Company dated February 15, 1994 (the "Existing Employment Agreement"); and

    WHEREAS, Employee will receive substantial economic benefit as a result of the Merger; and

    WHEREAS, during the course of Employee's affiliation with the Company, the Employee has become experienced in all aspects of the business of the Company, and the growth and success of the business of the Company and the development of a market for the Company's products has been due in large part to the services and unique talents of the Employee; and

    WHEREAS, in order to assure itself of the continued benefits to be obtained from the special talents and abilities of Employee, the Company desires to continue to employ Employee as an executive officer, and Hologic desires to employ Employee as an executive officer, in each case on the terms and conditions contained herein; and

    WHEREAS, it is a condition of the execution of the Merger Agreement that the Existing Employment Agreement be amended and restated as provided herein; and

    WHEREAS, in his capacity as an executive officer of the Company, the Employee has had and as an executive officer of Hologic and the Company will have in the future, access to the Company's and Hologic's business activities, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques and other information of and about the Company, Hologic and their affiliates and their technology and customers, all of which are of great value to the Company and Hologic and which are not generally known and are confidential; and

    WHEREAS, the Company, Hologic and their affiliates currently, and will in the future, manufacture and sell products to their customers on a worldwide basis; and

    WHEREAS, as a result of the Employee's present and future involvement with and knowledge of the business of the Company, Hologic and their affiliates and his access to present and future customers and technology of the Company and Hologic and related customer and technological information, the Company, Hologic and the Employee acknowledge the need for and agree to impose certain restrictions on the ability of the Employee to compete with the Company, Hologic and/or any of their affiliates in order to keep intact the Company's and Hologic's business organization, to keep available their present officers, employees and agents and to preserve the good will of all suppliers and customers having business relations with the Company, Hologic and/or any of their affiliates, and to preserve the good will of the Company, Hologic and/or any affiliate thereof as a going concern, upon the terms and conditions contained in this Agreement;

    NOW, THEREFORE, in consideration of the Merger Agreement and the mutual covenants and promises therein and herein contained, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

    1     Employment; Board of Directors.
          ------------------------------

    (a) Subject to the terms and conditions of this Agreement, during the Term (as hereinafter defined) of this Agreement (i) the Company hereby employs Employee as the Chairman of the Board and Chief Executive Officer of the Company, and (ii) Hologic hereby employs Employee as a Vice President of Hologic. Employee, together with Arlen L. Issette (unless Mr. Issette is no longer employed by the Company), shall have general management of the day-to-day business of the Company in the ordinary course of business and such powers as may be reasonably incident to such responsibilities, subject in all instances to the general supervision and direction of the Chairman of the Board and President of Hologic, and the Board of Directors of the Company. Employee shall have such executive duties as an officer of Hologic, consistent with the Company's past practice, as the Board of Directors of Hologic shall determine from time to time. Employee hereby accepts such employment.

    (b) On or promptly after the Effective Date (as hereinafter defined) Hologic in its capacity as the sole stockholder of the Company shall cause Employee to be elected to the Board of Directors of the Company.

    (c) Effective as of the Effective Date, the number of members constituting Hologic's Board of Directors shall be increased by one (1) and Employee shall become a member of such Board of Directors and the Company's Board of Directors. Employee shall serve as a member of the Hologic Board of Directors until the next annual meeting of the stockholders of Hologic and until his successor is duly elected or appointed. Hologic shall cause Employee to be nominated for election to its Board of Directors at the annual meeting of the stockholders of Hologic following the Effective Date; provided, however, that if, at any time
                                         --------  -------
after the Effective Date but prior to such meeting, Employee ceases to serve as an executive officer of either the Company or Hologic, then Hologic shall not be obligated to cause Employee to be nominated for election to its Board of Directors at such meeting; and, provided, further, if at any time after the
                                --------  -------
Effective Date but prior to the first anniversary of the Effective Date the Employee ceases to serve as an executive officer of either the Company or Hologic, if the Board of Directors of Hologic so requests, Employee shall immediately tender his resignation from such Board and shall automatically be deemed to have so resigned whether or not such resignation is tendered. If Employee has satisfied the requirements set forth in the preceding sentence, Hologic shall also cause Employee to be nominated for election to its Board of Directors at the second annual meeting of the stockholders of Hologic following the Effective Date; provided, however, that if, at any time after the Effective
                    --------  -------
Date but prior to the first anniversary of the such second meeting, Employee ceases to serve as an executive officer of either the Company or Hologic, then Hologic shall not be obligated to cause Employee to be nominated for election to its Board of Directors at such meeting; and, provided, further, if at any time
                                             --------  -------
after the Effective Date but prior to the second anniversary of the Effective Date the Employee ceases to serve as an executive officer of either the Company or Hologic, if the Board of Directors of Hologic so requests, Employee shall immediately tender his resignation from such Board and shall automatically be deemed to have so resigned whether or not such resignation is tendered. Except as provided in this Section 1(c), Hologic shall have no obligation to cause Employee to be elected or nominated for election to its Board of Directors.

    (d) Hologic shall cause Employee to be indemnified as a director and officer of Hologic and FluoroScan and to be advanced expenses to the same extent that indemnification and advancement of expenses is provided by Hologic to its remaining directors. An indemnification agreement to that effect will be entered into between Hologic and the Employee at the Closing of the Merger.

    2    Term.  Employee's employment pursuant to the terms of this Agreement
         ----
shall commence upon the consummation of the Merger and the closing under the Merger Agreement (the "Effective Date") and, subject to the rights of termination provided for elsewhere herein, shall end on February 15, 1999 (the "Term"). Upon the expiration of the Term, the employment relationship created hereby shall continue on an at will basis, subject to the provisions of Sections 12, 13, 14, 16, 17, 19, 20, 23 and 27 of this Agreement. Notwithstanding the foregoing, if the Merger Agreement is terminated prior to the consummation of the Merger, this Agreement shall be null and void and the Existing Employment Agreement shall automatically continue as if this Agreement were never entered into.

    3    Salary.  During the term of Employee's employment pursuant to this
         ------
Agreement in consideration for the services to be rendered by Employee to the Company and to Hologic, the Company shall pay Employee an annual salary equal to Two Hundred Twenty Thousand Dollars ($220,000), subject to adjustment as set forth below and prorated for any partial year of employment (the "Base Salary"). Commencing on or about February 15, 1997 and on or about each February 15 thereafter during the Term of this Agreement, to the extent Employee is employed hereunder, the Board of Directors of the Company shall perform a review of Employee's Base Salary and may, in its sole discretion, make such increases (but no decreases) in such Base Salary as the Board determines to be appropriate. Any such increase in the Base Salary shall be effective as of February 15 of the year in which the Board of Directors of the Company authorizes the increase. Notwithstanding anything to the contrary contained herein, Employee's Base Salary shall be increased annually by not less than five percent (5%) of the Base Salary for the prior year. The annual salary shall be paid in equal installments in accordance with the Company's regular payroll practices, but in no event less often than monthly.

     4    Discretionary Bonus.  The Board of Directors of the Company or of
          -------------------
Hologic, in each case, in their sole discretion, may elect to award to Employee a bonus (the "Discretionary Bonus") in an amount to be determined by such Board in its sole judgment. Notwithstanding the foregoing, Employee shall be entitled to the bonus for 1996 that was previously approved by the Company's Board of Directors and disclosed to Hologic (the "Approved Bonus").

     5    Expenses.  During the term of Employee's employment pursuant to this
          --------
Agreement, Employee shall be reimbursed for all reasonable and ordinary, business expenses. Employee shall furnish the Company and Hologic with the appropriate documentation relating to such expenses and shall comply with any additional requirements of the Company and Hologic generally applicable to the Company's and Hologic's employees in connection therewith. In addition, Employee shall receive a car allowance of $420 per month.

     6    Fringe Benefits.  During the term of Employee's employment pursuant to
          ---------------
this Agreement, Employee shall be entitled to the fringe benefits no less favorable than those generally made available to officers of Hologic from time to time including but not limited to health care coverage (for himself and his dependents, subject to co-payment obligations on the same basis as the executive officers of Hologic) and long term disability coverage, as approved by the Board of Directors of the Company or Hologic; provided, however, that the fringe
                                        --------  -------
benefits made available to Employee by the Company prior to the Merger shall be deemed for purposes of this Section 6 to be as favorable as those made available to officers of Hologic and Hologic may, in its sole discretion, elect to keep in place any fringe benefit offered by the Company immediately prior to the Merger or to replace any such benefit with a comparable fringe benefit; provided, further, that if the Company elects to terminate its existing health care coverage and to cover the Employee and his dependents under another health plan, such plan will contain a waiver of preexisting medical conditions. To the extent that the availability or amount of any fringe benefit is based upon years of service with Hologic, in determining the amount or types of benefits to which Employee is entitled, Employee shall receive credit for his years of service as a director or employee of the Company prior to the Merger, subject, however, to the terms of the applicable benefit plan.

     7    Vacation.  During each year of the term of Employee's employment
          --------
pursuant to this Agreement, Employee shall be entitled to paid vacation in accordance with Hologic's existing vacation practices, such vacations to be taken at such times as not to disrupt the business of the Company. For such purpose, Employee shall receive credit for years of service to the

Company prior to the date of the Merger. Notwithstanding the foregoing, Employee shall be entitled to a paid vacation of not less than four weeks per calendar year.

    8    Life Insurance.   During the term of the Company's employment pursuant
         --------------
to this Agreement, the Company shall continue to maintain two split dollar life insurance policies on the life of Employee in the amount of One Million Dollars ($1,000,000) each; provided, however, that the maximum amount of aggregate
                   --------  -------
premiums that the Company shall be obligated to pay for both of the Insurance Policies shall not exceed Thirty Thousand Dollars ($30,000) per annum pro rated for any partial year, and Employee understands and agrees that he shall be personally responsible for premiums in excess of such amount; provided, however, that if such premiums shall at any time exceed $30,000 per annum, Employee may elect to decrease the amount of coverage under such policies such that the premium will not exceed $30,000 per annum. Employee's spouse shall be the beneficiary of one such policy, and Employee's children shall be the beneficiary of the other policy. Employee may designate additional or different beneficiaries for such Insurance Policies from time to time. The Company will maintain ownership of the policies including the cash value of the policies. Upon termination of the Employee's employment pursuant to this Agreement, the Employee shall have the option to purchase either or both of these policies from the Company for the cash value thereof.

    9    Full-Time Duties.  Employee shall devote his full time, attention and
         ----------------
efforts to fulfill his duties hereunder and, to the business and interest of the Company and Hologic, during the Term of this Agreement. Notwithstanding the foregoing, the Employee shall be permitted to serve on the Board of Director of Trans Leasing International, Inc. and, subject to Section 13 and 14 hereof and to the consent of Hologic (which consent will not be unreasonably withheld), on the Board of Directors of other companies.

    10   Company and Hologic Policies and Procedures.  Employee agrees to comply
         -------------------------------------------
with the Company's and Hologic's regular employment policies and procedures as they may be modified from time to time, provided that such policies and procedures are communicated to Employee and apply to all employees, or all executive employees, of the Company and Hologic on a uniform basis. Employee acknowledges having received copies the Company's and Hologic's employee handbooks which contain some of the current polices and procedures of the Company and Hologic.

    11   Early Termination.
         -----------------

    (a)  Termination by the Company and Hologic.  This Agreement shall
         --------------------------------------
automatically terminate upon the death of Employee. At the election of the Company and Hologic, Employee's employment pursuant to this Agreement shall terminate prior to the expiration of the Term upon the earliest to occur of the following: (i) the "long-term disability" of Employee; or (ii) the termination of Employee by the Company for "just cause" pursuant to written notice thereof.

    For purposes hereof, "long term disability" shall be deemed to have occurred if Employee is unable to perform, after reasonable accommodations by the Company, by reason of physical or mental incapacity, the essential functions of his duties and obligations under this Agreement, for a total period of 180 consecutive days in any 360-day period. The Board of Directors of the Company (the "Board") shall determine, according to the facts then available, whether and when "long term disability" of the Employee has occurred. Such determination shall not be arbitrary or unreasonable, and the Board shall take into consideration the opinion of Employee's personal physician, if reasonably available, but such determination by the Board shall be final and binding on the parties hereto.

    Notwithstanding the foregoing, if during the six month period commencing on the date Employee is terminated due to "long term disability", the Board determines that Employee no longer has a "long term disability" because Employee is again able, and for the remainder of the Term will be able, to perform the essential functions of his duties and obligations under this Agreement, the Company will reinstate Employee's employment under the terms and conditions of this Agreement. The Board's determination as to whether Employee no longer has a "long term disability" shall not be arbitrary or unreasonable, and the Board shall take into consideration the opinion of Employee's personal physician, if reasonably available, but such determination by the Board shall be final and biding on the parties hereto. In the event Employee is reinstated hereunder, the Term will be deemed to recommence on the date of such reinstatement.

    For purposes hereof, "just cause" shall mean the occurrence of any of the following events during the Term:

         (i) a material breach of this Agreement by Employee which is not cured or remedied within ten (10) business days of written notice to the Employee, indicating the manner in which such breach can be cured or remedied, provided, however, that if such breach is not capable of
                   --------  -------
         being cured or remedied within ten (10) business days, and if Employee takes all reasonable steps to initiate the cure of such breach within such 10-day period, proceeds at all times thereafter diligently and in good faith to complete the cure thereof, and completes the cure thereof within 20 business days of such notice, "just cause" shall not be deemed to exist; provided, further, that if such breach is a repeated material breach for which Employee has previously received notice, then the Company or Hologic may terminate the employment of Employee effective immediately;

         (ii)  criminal misconduct directly affecting the Company or Hologic;

         (iii) unethical conduct which reflects adversely upon Employee's honesty or integrity in the performance of his duties as an employee of the Company or Hologic and which otherwise is materially detrimental to the interests of the Company or Hologic;

         (iv) if the Employee is found guilty or pleads nolo contendere to the commission of a crime classified as a felony under any Federal or state law;

         (v) chronic abuse of drugs or alcohol which continues after written notice to the

         Employee;


         (vi)  violation of any covenant contained in Section 13 or 14 hereof;
         and

         (vii) the discovery by the Company or Hologic of a breach or breaches of any of the representations, warranties or covenants of the Company contained in the Merger Agreement, which breach or breaches either individually or in the aggregate would have a Company Material Adverse Effect (as defined in the Merger Agreement) and which breach or breaches were known or should have been known to Employee prior to the closing of the Merger and were not disclosed to Hologic prior to said closing.


    Notwithstanding anything to the contrary set forth herein, at any time on or after delivery of written notice to the Employee, the Company or Hologic may relieve the Employee of all of his duties and responsibilities hereunder and may relieve the Employee of authority to act on behalf of, or legally bind, the Company and Hologic, provided, however, that any such action by the Company or
                     --------  -------
Hologic, other than with "just cause" or as a result of the death or "long-term disability" of Employee shall not relieve the Company of its obligation to pay to the Employee all compensation and benefits provided for in this Agreement for the balance of the Term.

    (b) Termination by Employee. At the election of Employee, Employee's
        -----------------------
employment pursuant to this Agreement shall terminate prior to the expiration of the Term upon the occurrence of an event constituting "good reason" (as defined below), pursuant to written notice thereof to the Company and Hologic.

    For purposes hereof, "good reason" shall mean the occurrence of any of the following events during the Term:

    (i) a material breach of this Agreement by the Company or Hologic which is not cured or remedied within ten (10) business days of written notice to the Company and Hologic, indicating the manner in which such breach can be cured or remedied; provided, however, that if such breach is not capable of being cured
          -----------------
or remedied within ten (10) business days, and if the Company takes all reasonable steps to initiate the cure of such breach within such 10-day period, proceeds at all time thereafter diligently and in good faith to complete the cure thereof, and completes the cure thereof within 20 business days of such notice, "good reason" shall not be deemed to exist.

    (ii) any required relocation of the Employee outside of the Chicago, Illinois metropolitan area;

    (iii) any travel obligations which are materially in excess of those required by the Company in the past;

    (iv) any assignment of duties inconsistent with those described in Section 1 hereof;

    (v) any sale by Hologic to a third party of more than 51% of the stock or assets of the Company to a party not controlled directly or indirectly by Hologic; and

    (vi) any change in the consistency of the Board of Directors of Hologic whereby more than 50% of the present directors are no longer serving as directors, unless (and only so long as) S. David Ellenbogen is still serving as Chief Executive Officer of Hologic.

The termination by the Employee's employment hereunder for good reason shall not relieve the Company of its obligation to pay the Employee all compensation and benefits as provided for in this Agreement for the balance of the Term.

    (c) Effect of Termination.  In the event of termination of the Employee's
        ---------------------
employment by the Company for "just cause" or by the Employee other than for "good reason," without limiting any other rights that the Company or Hologic may have, Employee agrees that neither the Company or Hologic shall be required to pay Employee any further compensation or benefits, to the extent permitted by law, other than his Base Salary, Approved Bonus (but no other bonus) and car allowance accrued to the effective date of termination and all reimbursable expenses incurred prior to such date; provided, however, that if Employee voluntarily terminates his employment hereunder without "good reason", he shall not be entitled to any portion of his Accrued Bonus not previously paid to Employee.

    12   Intellectual Property.
         ---------------------

    (a) Employee agrees to promptly disclose to the Company and Hologic all ideas and suggestions coming within the scope of the business of the Company, Hologic or any of Hologic's other subsidiaries, affiliates or successors, whether now existing or hereafter arising and wherever located, which were conceived or refined by him during his employment hereunder, or during his previous affiliation with the Company, whether or not conceived or made during regular working hours, and all such ideas and suggestions shall be the sole property of the Company. In the event that any such idea or suggestion is deemed by the Company or Hologic to be an invention of patentable nature, Employee, whether or not in the employ of the Company or Hologic, will assist the Company and Hologic in obtaining, maintaining and enforcing patents for the invention in the United States of America and in any and all foreign countries. In addition, Employee will supply evidence, give testimony, sign and execute all papers and do all other legal and proper things which the Company or Hologic reasonably may deem necessary for obtaining, maintaining, and enforcing patents for said invention and for vesting in the Company or Hologic full title thereto. The foregoing obligations of Employee shall be further subject to Employee being reimbursed for his reasonable out-of-pocket expenses in connection with services rendered by him pursuant to the previous two (2) sentences.

    (b) Employee acknowledges that all works of authorship (including, without limitation, works of authorship that contain software program code) relating to the business of the Company and produced during Employee's employment hereunder, or during his previous affiliation with the Company, whether they are or are not created on the Company's or Hologic's premises or during regular working hours, are works made for hire and are the property of the Company, and that copyrights in those works of authorship are the property of the Company. If for any reason the Company or Hologic is not the author of any such work of authorship for copyright purposes, Employee hereby expressly assigns all of his rights in and to that work to the Company and agrees to sign any instrument of specific assignment requested.


    13   Noncompetition.
         --------------

    (a) During the period commencing on the Effective Date and ending on the later to occur of (i) February 15, 1999, or (ii) two (2) years following the latest date on which Employee receives payments from the Company or Hologic hereunder (whether in connection with Employee's employment hereunder or as a result of the termination of Employee's employment hereunder) or otherwise in connection with Employee's employment with the Company or Hologic after the expiration of the Term (the "Noncompetition Period"), Employee shall not, directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any competitor of the Company, Hologic or any affiliate or successor entity thereof (each an "Affiliate") or engage or attempt to engage in any employment, consulting or other activity which directly or indirectly competes with the Business of the Company, Hologic or any Affiliate. For purposes of this Agreement, the term "employment" shall include the performance of services by Employee as an employee, consultant, agent, independent contractor or otherwise and the term "Business" shall mean the research, development, manufacture, sale or distribution of any product (i) within the X-ray bone densitometer, ultrasonic bone analyzer, biochemical marker bone loss measurement, dual X-ray absorptiometry or low intensity, real time X-ray imaging device industries, including without limitation medical and commercial applications of such devices and technology and (ii) any other business engaged in, planned or under development by the Company, Hologic or any Affiliate with respect to which the Employee has had access to Company Information or Customer Information (as such terms are defined in Section 14) during the Noncompetition Period. Employee acknowledges that his participation in the conduct of any such Business alone or with any person other than the Company or Hologic will materially impair the Business and prospects of the Company and Hologic.

    (b) In addition to and without limiting the foregoing, during the Noncompetition Period, Employee shall not knowingly attempt to or assist any other person in attempting to do any of the following: (i) hire any director, officer, employee, or agent of the Company, Hologic or any Affiliate or encourage any such person to terminate such relationship with the Company, Hologic or any Affiliate, as the case may be, (ii) encourage any customer, client, supplier or other business relationship of the Company, Hologic or any Affiliate to terminate or alter such relationship, whether contractual or otherwise, to the disadvantage of the Company, Hologic or any Affiliate, as the case may be (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company,

Hologic or any Affiliate; (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company, Hologic or any Affiliate and any customer, supplier or other business relationship of the Company, Hologic or any Affiliate or; (v) sell or offer to sell or assist in or in connection with the sale to any customer or prospective customer of the Company, Hologic or any Affiliate any products of the type sold or rendered by the Company, Hologic or any Affiliate.

    (c) Nothing in this Agreement shall preclude Employee from making passive investments of not more than 2% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934.

    14   Protection of Proprietary Information.  Employee recognizes that the
         -------------------------------------
Company, Hologic and their Affiliates are engaged in a continuous program of research and development relating to their respective business opportunities, market forecasting, data processing, operating procedures, products, methods, systems, techniques, machinery, tooling, designs, specifications, processes, plans "know how" and trade secrets and that the Company, Hologic and their Affiliates have developed information regarding costs, profits, markets, products, customer lists, tooling, designs, plans for present and future development and expansion into new markets and other proprietary information, which is secret and confidential in nature and is not available to the public, which gives the Company, Hologic and their Affiliates a special competence in their respective and various fields of endeavor which are otherwise deemed to be proprietary to the Company, Hologic and/or their Affiliates, all of which have been acquired or developed at considerable expense to the Company, Hologic and their Affiliates. Employee acknowledges that a relationship of confidence and trust has been developed between Employee, the Company and Hologic with respect to information of a confidential or secret nature made known to Employee during the term of Employee's employment by the Company and Hologic. The information referred to in the preceding two sentences is hereafter collectively referred to as the "Company Information." Employee further recognizes that the Company, Hologic and their Affiliates have obtained and have access to certain information concerning their respective customers which the Company, Hologic and such Affiliates treat and desire to continue to treat on a confidential basis ("Customer Information") and that Employee, during the course of his employment with the Company and Hologic has and will continue to have access to such Customer Information. Accordingly, Employee agrees that:

    (a) Employee shall not disclose, either directly or indirectly, under any circumstances (except as reasonably required in furtherance of the business of the Company), at any time, any of the Company Information or Customer Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; provided that the Employee shall not be deemed to be in breach of such covenant if (i) the Employee makes such disclosure pursuant to a subpoena or order of a court of competent jurisdiction, (ii) the Employee shall have promptly given written notice to the Company and Hologic of the request or demand for such disclosure, (iii) the Company and Hologic have been afforded the right to participate at their own expense in objecting to or limiting the nature and scope of such disclosure and (iv) the disclosure is subject to all judicial protection available for like material, such as protective orders and sealed records of proceedings. Employee further agrees not to use any of the Company information or Customer Information in any business which is competitive with the Business of the Company, Hologic or any Affiliate.

    (b) Employee further agrees that at any time upon the request of the Company or Hologic, Employee will deliver to the Company all documents and data of any nature in his possession or control pertaining to any Company Information and Customer Information.

    15   Other Agreements.  Employee represents and warrants to the Company and
         ----------------
Hologic, that as of the Effective Date Employee is not under any obligation to any person or entity which is inconsistent with or in conflict with any of the terms of this Agreement or which would prevent, limit or impair in any way Employee's performance of all the terms of this Agreement and Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

    16   Remedies.  The Employee expressly acknowledges that, in the event that
         --------
the provisions of Sections 12, 13 or 14 hereof are breached, the Company and Hologic will suffer damages incapable of ascertainment and will be irreparably damaged if any provision of such Sections is not enforced. Therefore, should any dispute arise with respect to the breach or threatened breach of any provision of said Sections 12, 13 or 14, the Employee agrees and consents that, in addition to any and all other remedies available to the Company and Hologic, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach of threatened breach of any of such provisions. The Employee consents that, for purposes of any action initiated against the Employee hereunder, service of process may be effected by certified mail or overnight receipted courier as set forth in Section 20 hereof and shall be acceptable and adequate to satisfy the requirement that service of process be served on the Employee in connection therewith. All such proceedings may be pursued and such remedies sought and obtained concurrently or consecutively at the election of the Company.

    17   Integral Part of Transaction; Protection of Interests. Pursuant to the
         -----------------------------------------------------
Merger Agreement, Hologic is acquiring all of the business and goodwill of the Company, and the undertakings and covenants of the Employee contained in this Agreement are an integral part of the transactions set forth in said Merger Agreement. The Employee acknowledges, warrants and agrees that the restrictive covenants contained in Sections 12, 13 and 14 of this Agreement are necessary for the protection of the business investment by Hologic in the Merger and the legitimate business interest of the Company, Hologic and their Affiliates, respectively, and are reasonable in scope and content. The Employee further acknowledges and agrees that the territorial, time and other limitations imposed hereunder upon the current and future business activities of the Employee are reasonable and properly required for the adequate protection of the business investment by Hologic in the Merger and the business affairs of the Company, Hologic and their Affiliates, respectively, and in the event any such territorial, time or other limitations are found to be unreasonable by a court of competent jurisdiction, the Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation contained in Sections 12, 13 or 14 of this Agreement is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitations shall be and remain valid in all other jurisdictions.

    18   Joint and Several Obligations.  Hologic shall be jointly and severally
         -----------------------------
liable for the performance of the obligations of the Company under this Agreement.

    19   Severability.  The parties agree that each provision contained in this
         ------------
Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

    20   Notices.  Any notice or other communication in connection with this
         -------
Agreement shall be deemed to be delivered if in writing and if either (a) actually delivered (electronically or physically) at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or forty eight (48) hours shall have elapsed after the same shall have been sent by nationally recognized overnight courier, or (c) when transmission acknowledged by telephonic receipt if sent by facsimile:

         If to Employee, to:

      Larry S. Grossman
      1625 Tall Tree
      Deerfield, IL 60015
      Tel: 847-948-0758
      Fax: ____________

         with a copy to:

      Katten, Muchin & Zavis
      525 West Monroe Street, Suite 1600
      Chicago, Illinois  60661
      Attn: Jeffrey R. Patt, Esq.
      Tel: 312-902-5200
      Fax: 312-902-1061

         If to the Company or Hologic to:

      Hologic, Inc.
      590 Lincoln Street
      Waltham, MA 02154
      Attn: President
      Tel: 617-890-2300
      Fax: 617-890-8031
         with a copy to:

      Lawrence M. Levy, Esquire
      Brown, Rudnick, Freed & Gesmer, P.C.
      One Financial Center
      Boston, MA 02111
      Tel: 617 856-8200
      Tel: 617 856-8201

    and in any case at such other address as the addressee shall have specified by written notice.

    21   Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties with respect to the subject matter hereof and will supersede and replace any existing employment agreement between the Employee and the Company upon the consummation of the Merger, which is hereby canceled effective as of the Effective Date without further obligation or liability of the Company, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed.

    22   Assignability.  Employee may not assign his duties hereunder or his
         -------------
rights in this Agreement to any other person or entity.

    23     Governing Law; Venue.
           --------------------

      (a) This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Illinois (other than the choice of law principles thereof).

      (b) Any claim, dispute or controversy between the parties relating to this Agreement (including but not limited to a dispute over whether "just cause" or "good reason" for termination exists) which the parties are unable to resolve amicably shall be determined by binding arbitration before a single arbitrator exclusively in Chicago, Illinois, conducted under the Commercial Arbitration Rules of the American Arbitration Association. Judgment on the award rendered may be entered by any court of competent jurisdiction.

      (c) Notwithstanding the foregoing, the Company or Hologic may bring and prosecute an action for equitable relief (but not for damages) for any breach or alleged breach of the provisions of Section 12, 13 or 14 of this Agreement in any Federal or state court in the Commonwealth of Massachusetts, as the party bringing such action, shall elect, having jurisdiction over the subject matter thereof, and the parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the parties hereby submit themselves to the jurisdiction of each such court for the purpose described in Section 23(c) and agree that service of process on them in any such action, may be effected by the means by which notices are to be given to it under this Agreement.

    24   Counterparts.  This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    25   Effect of Headings.  Any title of an article or section heading herein
         ------------------
contained is for convenience of reference only, and shall not affect the meaning of construction of any of the provisions hereof.

    26   Successors and Assigns.  All covenants, promises and agreements by or
         ----------------------
on behalf of the parties contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

    27   Interpretation.  The parties hereto acknowledge and agree that: (i)
         --------------
each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representative.

                                HOLOGIC, INC.


                                By: _______________________
                                   Name:
                                   Title:

                                FLUOROSCAN IMAGING SYSTEMS, INC.


                                By: _______________________
                                   Name:
                                   Title:

                                EMPLOYEE:


                                ______________________________
                                Larry S. Grossman